EXHIBIT 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
January 27, 2022	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Record Earnings

for the Year 2021

WASHINGTON, D.C. and CHARLESTON, WV— United Bankshares, Inc. (NASDAQ: UBSI) (“United”), today reported earnings for the fourth quarter and the year of 2021. Earnings for the fourth quarter of 2021 were $73.9 million, or $0.56 per diluted share, as compared to earnings of $92.4 million, or $0.71 per diluted share, for the fourth quarter of 2020. Earnings for the year of 2021 were a record $367.7 million as compared to earnings of $289.0 million for the year of 2020. Earnings per diluted share for the year of 2021 were a record $2.83 as compared to earnings per diluted share of $2.40 for the year of 2020.

Fourth quarter 2021 results produced annualized returns on average assets, average equity and average tangible equity, a non-GAAP measure, of 1.04%, 6.44% and 10.87%, respectively, compared to annualized returns on average assets, average equity, and average tangible equity of 1.41%, 8.51% and 14.72%, respectively, for the fourth quarter of 2020. For the year of 2021, United’s returns on average assets, average equity and average tangible equity were 1.35%, 8.30% and 14.18%, respectively, compared to returns on average assets, average equity, and average tangible equity of 1.20%, 7.30% and 12.90%, respectively, for the year of 2020.

“2021 was one of the most successful years in our Company’s history,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer. “We achieved record pre-tax earnings of $463 million, increased earnings per diluted share 18%, and outperformed peer profitability. We increased our dividend for the 48th consecutive year and successfully completed the acquisition of Community Bankers Trust Corporation, the 33rd acquisition of the current administration.”

On December 3, 2021, United completed its acquisition of Community Bankers Trust Corporation (“Community Bankers Trust”). The results of operations for Community Bankers Trust are included in the consolidated results of operations from the date of acquisition. As a result of the acquisition, the fourth quarter and year of 2021 were impacted by approximately one month of increased levels of average balances, income, and expense as compared to the fourth quarter and year of 2020 and as compared to the third quarter of 2021.

As a result of the acquisition of Carolina Financial Corporation (“Carolina Financial”) on May 1, 2020, the year of 2021 reflected higher average balances, income, and expense as compared to the year of 2020.

The fourth quarter and year of 2021 included merger-related expenses associated with the Community Bankers Trust acquisition of $20.4 million and $21.4 million, respectively, compared to $558 thousand and $54.2 million of merger-related expenses associated with the Carolina Financial acquisition for the fourth quarter and year of 2020.

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Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2021 was $183.7 million, which was a decrease of $8.3 million, or 4%, from the fourth quarter of 2020. Tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, for the fourth quarter of 2021 also decreased $8.3 million, or 4%, from the fourth quarter of 2020 to $184.7 million. The decrease in net interest income and tax-equivalent net interest income was primarily due to lower accretion on acquired loans and lower fee income from Paycheck Protection Program (“PPP”) loans. A decrease in interest income due to lower acquired loan accretion income and PPP loan fee income as well as due to a change in the mix of interest earning assets was partially offset by lower interest expense on deposits and borrowings driven by rate repricing. The net interest spread for the fourth quarter of 2021 decreased 32 basis points from the fourth quarter of 2020 due to a 49 basis point decrease in the average yield on earning assets partially offset by a 17 basis point decrease in the average cost of funds. Loan accretion on acquired loans was $6.2 million and $10.9 million for the fourth quarter of 2021 and 2020, respectively, a decrease of $4.7 million. Net PPP loan fee income of $5.0 million was recognized in the fourth quarter of 2021 driven primarily by loan forgiveness, as compared to $7.0 million for the fourth quarter of 2020. Average earning assets for the fourth quarter of 2021 increased $1.8 billion, or 8%, from the fourth quarter of 2020 due to a $1.8 billion increase in average short-term investments and a $833.6 million increase in average investment securities, partially offset by a $862.0 million decrease in average net loans and loans held for sale mainly driven by a decline in PPP loan balances. The net interest margin of 2.94% for the fourth quarter of 2021 was a decrease of 39 basis points from the net interest margin of 3.33% for the fourth quarter of 2020.

Net interest income for the year of 2021 was $742.7 million, which was an increase of $53.0 million, or 8%, from the year of 2020. Tax-equivalent net interest income for the year of 2021 was $747.0 million, an increase of $53.3 million, or 8%, from the year of 2020. The increase in net interest income and tax-equivalent net interest income was primarily due to lower interest expense on deposits and borrowings as well as due to an increase in average earning assets from the Carolina Financial acquisition and PPP loan fee income, partially offset by lower acquired loan accretion income. The net interest spread for the year of 2021 decreased 2 basis points from the year of 2020 due to a 45 basis point decrease in the average yield on earning assets partially offset by a 43 basis point decrease in the average cost of funds. Average earning assets for the year of 2021 increased $2.8 billion, or 13%, from the year of 2020 due to a $1.7 billion increase in average short-term investments, a $628.0 million increase in average investment securities and a $523.9 million increase in average net loans and loans held for sale. Net PPP loan fee income of $33.2 million was recognized in the year of 2021 driven primarily by loan forgiveness, as compared to $16.3 million for the year of 2020. Loan accretion on acquired loans was $33.9 million and $41.8 million for the year of 2021 and 2020, respectively, a decrease of $7.9 million. The net interest margin of 3.09% for the year of 2021 was a decrease of 15 basis points from the net interest margin of 3.24% for the year of 2020.

On a linked-quarter basis, net interest income for the fourth quarter of 2021 increased $2.1 million, or 1%, from the third quarter of 2021. Tax-equivalent net interest income for the fourth quarter of 2021 also increased $2.1 million, or 1%, from the third quarter of 2021. The increase in net interest income and tax-equivalent net interest income was primarily due to an increase in average earning assets due to organic growth and the Community Bankers Trust acquisition as well as lower interest expense on deposits and borrowings partially offset by lower acquired loan accretion and PPP loan fee income. Average earning assets increased approximately $573.2 million, or 2%, from the third quarter of 2021 due to increases in average net loans and

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loans held for sale of $456.0 million and average securities of $333.4 million partially offset by a decrease in average short-term investments of $216.2 million. The net interest spread for the fourth quarter of 2021 of 2.82% decreased 1 basis point from the third quarter of 2021 due to a 5 basis point decrease in the average yield on earning assets partially offset by a 4 basis point decrease in the average cost of funds. Net PPP loan fee income for the fourth quarter of 2021 decreased $2.8 million from the third quarter of 2021 to $5.0 million. Loan accretion on acquired loans decreased $1.9 million from the third quarter of 2021 to $6.2 million for the fourth quarter of 2021. The net interest margin of 2.94% for the fourth quarter of 2021 was a decrease of 4 basis points from the net interest margin of 2.98% for the third quarter of 2021.

Credit Quality

United’s asset quality continues to be sound. At December 31, 2021, nonperforming loans were $90.8 million, or 0.50% of loans & leases, net of unearned income, down from $132.2 million, or 0.75% of loans & leases, net of unearned income, at December 31, 2020. Total nonperforming assets of $105.6 million, including other real estate owned (“OREO”) of $14.8 million at December 31, 2021, represented 0.36% of total assets as compared to nonperforming assets of $154.8 million, including OREO of $22.6 million, or 0.59% of total assets at December 31, 2020.

The provision for credit losses was a net benefit of $7.4 million and $24.0 million for the fourth quarter and year of 2021, respectively, while the provision for credit losses was an expense of $16.8 million and $106.6 million, respectively, for the fourth quarter and year of 2020. The quarter and year of 2021 included a provision for loan losses of $12.3 million recorded on purchased non-credit deteriorated (“non-PCD”) loans from Community Bankers Trust. The year of 2020 included a provision for loan losses of $29.0 million recorded on non-PCD loans from Carolina Financial. The decrease in the provision in relation to the prior year quarter and year of 2020 was also driven by the impact of better performance trends within the loan portfolio and improvements in the reasonable and supportable forecasts of future macroeconomic conditions on the estimate of expected credit losses under CECL. On a linked-quarter basis, the provision for credit losses for the fourth quarter of 2021 was a net benefit of $7.4 million compared to a net benefit of $7.8 million for the third quarter of 2021.

As of December 31, 2021, the allowance for loan losses was $216.0 million, or 1.20% of loans & leases, net of unearned income, as compared to $235.8 million, or 1.34% of loans & leases, net of unearned income, at December 31, 2020. Net charge-offs were $125 thousand for the fourth quarter of 2021 compared to net charge-offs of $6.9 million for the fourth quarter of 2020. Net charge-offs were $8.7 million for the year of 2021 compared to net charge-offs of $23.6 million for the year of 2020. Annualized net charge-offs as a percentage of average loans & leases, net of unearned income were 0.003% and 0.05% for the fourth quarter and year of 2021, respectively, compared to annualized net charge-offs of 0.16% and 0.14% for the fourth quarter and year of 2020. Net recoveries were $1.2 million for the third quarter of 2021.

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Noninterest Income

Noninterest income for the fourth quarter of 2021 was $54.0 million, which was a decrease of $40.0 million, or 43%, from the fourth quarter of 2020 primarily driven by a $43.5 million decrease in income from mortgage banking activities due primarily to lower mortgage loan origination and sale volume and a lower margin on loans sold in the secondary market. Partially offsetting the decreases in noninterest income were increases in fees from deposit services of $1.0 million, fees from trust services of $742 thousand and fees from brokerage services of $574 thousand.

Noninterest income for the year of 2021 was $278.1 million, which was a decrease of $76.7 million, or 22%, from the year of 2020. The decrease was driven primarily by a $94.4 million decrease in income from mortgage banking activities due primarily to a lower loan pipeline valuation and a lower margin on loans sold in the secondary market. The year of 2021 included fees from deposit services of $38.7 million, an increase of $3.9 million from the year of 2020, fees from trust services of $16.6 million, an increase of $2.6 million from the year of 2020 and fees from brokerage services of $15.6 million, an increase of $3.8 million from the year of 2020. Mortgage loan servicing income was $9.6 million for the year of 2021 compared to $6.2 million for the year of 2020, an increase of $3.4 million due to the Carolina Financial acquisition. The year of 2020 also included a gain on the sale of a bank premises of $2.2 million.

On a linked-quarter basis, noninterest income for the fourth quarter of 2021 decreased $14.6 million, or 21%, from the third quarter of 2021 primarily due to a decrease of $14.7 million in income from mortgage banking activities due primarily to lower mortgage loan origination and sale volume and a lower loan pipeline valuation.

Noninterest Expense

Noninterest expense for the fourth quarter of 2021 was $151.8 million, a decrease of $4.3 million, or 3%, from the fourth quarter of 2020. Employee compensation decreased $5.5 million due to lower employee commissions, incentives and overtime related to mortgage banking production partially offset by $2.5 million of merger-related expenses from the Community Bankers Trust acquisition as well as additional employees from the acquisition. OREO expense decreased $2.1 million due to a decrease in net losses on the sale of OREO properties and fewer declines in the fair value of OREO properties. Partially offsetting the decreases in noninterest expense were increases in data processing expense of $3.6 million primarily due to $3.5 million of merger-related expenses associated with the Community Bankers Trust acquisition. Other expense increased $1.9 million driven by an increase in the reserve for unfunded loan commitments of $2.8 million, including $844 thousand related to loan commitments acquired from Community Bankers Trust.

Noninterest expense for the year of 2021 was $581.9 million, an increase of $3.7 million, or less than 1%, from the year of 2020. Employee compensation increased $5.3 million from the year of 2020 primarily due to the Carolina Financial and Community Bankers Trust acquisitions partially offset by lower employee compensation expense related to mortgage banking production. Additionally, noninterest expense increased slightly from the year of 2020 due to increases of $5.1 million in equipment expense, $5.0 million in employee benefits and $2.8 million in mortgage loan servicing expense and impairment. The increases in equipment expense, employee benefits and mortgage loan servicing expense and impairment were mainly from the

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Carolina Financial acquisition. Offsetting the increases in noninterest expense was a decrease in data processing expense of $4.0 million, due to a penalty of $9.7 million to terminate Carolina Financial’s data processing contract incurred in the second quarter of 2020, partially offset by $3.5 million of merger-related termination and conversion expenses associated with the Community Bankers Trust acquisition in the fourth quarter of 2021. The year of 2020 also included $10.4 million in prepayment penalties on the early payoff of FHLB advances compared to $15 thousand for the year of 2021.

On a linked-quarter basis, noninterest expense for the fourth quarter of 2021 increased $9.5 million, or 7%, from the third quarter of 2021 primarily due to an increase of $4.1 million in employee compensation, $4.2 million in data processing and $3.3 million in other expense. The increases in employee compensation and data processing expense were primarily due to the Community Bankers Trust acquisition. Within other expense, the largest driver of the increase was an increase in the reserve for unfunded loan commitments of $1.8 million, including $844 thousand related to loan commitments acquired from Community Bankers Trust. Partially offsetting the increases in noninterest expense were decreases in employee benefits of $2.3 million and mortgage loan servicing expense and impairment of $1.0 million.

Income Tax Expense

For the fourth quarter of 2021, income tax expense was $19.5 million as compared to $20.8 million for the fourth quarter of 2020 primarily due to lower earnings partially offset by a higher effective tax rate. For the year of 2021, income tax expense was $95.1 million as compared to $70.7 million for the year of 2020 primarily due to higher earnings and a slightly higher effective tax rate. On a linked-quarter basis, income tax expense decreased $4.1 million primarily due to lower earnings. United’s effective tax rate was 20.9% for the fourth quarter of 2021, 18.4% for the fourth quarter of 2020 and 20.4% for the third quarter of 2021. For the year of 2021 and 2020, United’s effective tax rate was 20.6% and 19.7%, respectively.

Regulatory Capital

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 15.4% at December 31, 2021, while estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 13.4%, 13.4% and 11.0%, respectively. The December 31, 2021 ratios reflect United’s election of a five-year transition provision, allowed by the Federal Reserve Board and other federal banking agencies in response to the COVID-19 pandemic, to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

About United Bankshares, Inc.

As of December 31, 2021, United had consolidated assets of approximately $29.3 billion. United is the parent company of United Bank which comprises nearly 250 offices in Virginia, Maryland, Washington, D.C., North Carolina, South Carolina, Georgia, Pennsylvania, West Virginia, and Ohio. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

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Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its December 31, 2021 consolidated financial statements on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2021 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, tangible equity, return on tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible equity can thus be considered the most conservative valuation of the company. Tangible equity is also presented on a per common share basis and considering net income, a return on average tangible equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

In this report, we have made various statements regarding current expectations or forecasts of future events, which speak only as of the date the statements are made. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are also made from time-to-time in press releases and in oral statements made by the officers of the Company. Forward-looking statements can be identified by the use of the words “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe,” “anticipate,” and other words of similar meaning. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. United cannot assure that any of these statements, estimates, or beliefs will be realized and actual results may differ from those contemplated in these “forward-looking statements.” The following factors, among others, could cause the actual results of United’s operations to differ materially from its expectations: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic, on United, its colleagues, the communities United serves, and the domestic and global economy; uncertainty in U.S .fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets, reform of LIBOR; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the OCC, Federal Reserve, FDIC, and CFPB; the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; risks relating to the merger with Community Bankers Trust, including the successful integration of operations of Community Bankers Trust, the expected growth opportunities and costs savings from the merger, and deposit attrition, operating costs, customer losses and business disruption following the merger; competition; and changes in legislation or regulatory requirements. For more information about factors that could cause actual results to differ materially from United’s expectations, refer to its reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and United undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult further disclosures United may make on related subjects in our filings with the SEC.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended		Year Ended
EARNINGS SUMMARY:	December 2021	December 2020	December 2021	December 2020
Interest income	$195,194	$208,914	$795,117	$798,382
Interest expense	11,516	16,925	52,383	108,609

Net interest income	183,678	191,989	742,734	689,773
Provision for credit losses	(7,405)	16,751	(23,970)	106,562
Noninterest income	54,049	94,082	278,092	354,746
Noninterest expense	151,789	156,117	581,943	578,217

Income before income taxes	93,343	113,203	462,853	359,740
Income taxes	19,491	20,833	95,115	70,717

Net income	$73,852	$92,370	$367,738	$289,023

PER COMMON SHARE:
Net income:
Basic	$0.56	$0.71	$2.84	$2.40
Diluted	0.56	0.71	2.83	2.40
Cash dividends	$0.36	$0.35	1.41	1.40
Book value			34.60	33.27
Closing market price			$36.28	$32.40
Common shares outstanding:
Actual at period end, net of treasury shares			136,392,758	129,188,507
Weighted average-basic	130,939,640	129,371,600	129,276,452	120,017,247
Weighted average-diluted	131,295,816	129,479,390	129,512,853	120,090,232

FINANCIAL RATIOS:
Return on average assets	1.04%	1.41%	1.35%	1.20%
Return on average shareholders’ equity	6.44%	8.51%	8.30%	7.30%
Return on average tangible equity (non-GAAP)(1)	10.87%	14.72%	14.18%	12.90%
Average equity to average assets	16.22%	16.54%	16.26%	16.39%
Net interest margin	2.94%	3.33%	3.09%	3.24%

PERIOD END BALANCES:	December 31 2021	December 31 2020	December 31 2019	September 30 2021
Assets	$29,328,902	$26,184,247	$19,662,324	$27,507,517
Earning assets	26,083,089	23,172,403	17,344,638	24,415,973
Loans & leases, net of unearned income	18,023,648	17,591,413	13,712,129	16,743,629
Loans held for sale	504,416	718,937	387,514	493,299
Investment securities	4,295,749	3,186,184	2,669,797	3,646,065
Total deposits	23,350,263	20,585,160	13,852,421	21,822,609
Shareholders’ equity	4,718,628	4,297,620	3,363,833	4,430,766

Note: (1) See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	December 2021	December 2020	September 2021	June 2021	March 2021
Interest & Loan Fees Income (GAAP)	$195,194	$208,914	$194,080	$200,186	$205,657
Tax equivalent adjustment	1,037	1,042	1,059	1,075	1,047

Interest & Fees Income (FTE) (non-GAAP)	196,231	209,956	195,139	201,261	206,704
Interest Expense	11,516	16,925	12,501	13,669	14,697

Net Interest Income (FTE) (non-GAAP)	184,715	193,031	182,638	187,592	192,007

Provision for Credit Losses	(7,405)	16,751	(7,829)	(8,879)	143

Noninterest Income:
Fees from trust services	4,327	3,585	4,269	4,193	3,763
Fees from brokerage services	3,699	3,125	3,883	3,654	4,323
Fees from deposit services	10,509	9,501	9,888	9,396	8,896
Bankcard fees and merchant discounts	1,580	1,129	1,473	1,368	1,064
Other charges, commissions, and fees	753	753	703	775	759
Income from bank-owned life insurance	1,223	1,479	2,556	1,658	1,403
Income from mortgage banking activities	27,342	70,793	42,012	36,943	65,395
Mortgage loan servicing income	2,435	2,334	2,429	2,386	2,355
Net gain on the sale of bank premises	0	0	0	0	0
Net (losses) gains on investment securities	(39)	589	82	24	2,609
Other noninterest income	2,220	794	1,329	2,449	2,006

Total Noninterest Income	54,049	94,082	68,624	62,846	92,573

Noninterest Expense:
Employee compensation	71,542	77,001	67,459	68,557	72,412
Employee benefits	10,819	12,103	13,132	14,470	15,450
Net occupancy	10,653	10,979	10,339	10,101	10,941
Data processing	10,852	7,280	6,612	6,956	7,026
Amortization of intangibles	1,509	1,691	1,466	1,467	1,466
OREO expense	1,004	3,069	387	372	3,625
Equipment expense	6,819	6,396	7,286	5,830	6,044
FDIC insurance expense	2,626	2,250	1,920	1,800	2,000
Mortgage loan servicing expense and impairment	2,217	3,482	3,253	3,599	3,177
Prepayment penalties on FHLB borrowings	15	0	0	0	0
Other noninterest expense	33,733	31,866	30,422	25,799	26,786

Total Noninterest Expense	151,789	156,117	142,276	138,951	148,927

Income Before Income Taxes (FTE) (non-GAAP)	94,380	114,245	116,815	120,366	135,510
Tax equivalent adjustment	1,037	1,042	1,059	1,075	1,047

Income Before Income Taxes (GAAP)	93,343	113,203	115,756	119,291	134,463
Taxes	19,491	20,833	23,604	24,455	27,565

Net Income	$73,852	$92,370	$92,152	$94,836	$106,898

MEMO: Effective Tax Rate	20.88%	18.40%	20.39%	20.50%	20.50%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Year Ended
	December 2021	December 2020	December 2019	December 2018
Interest & Loan Fees Income (GAAP)	$795,117	$798,382	$762,562	$717,715
Tax equivalent adjustment	4,218	3,888	3,735	4,328

Interest & Fees Income (FTE) (non-GAAP)	799,335	802,270	766,297	722,043
Interest Expense	52,383	108,609	184,640	129,070

Net Interest Income (FTE) (non-GAAP)	746,952	693,661	581,657	592,973

Provision for Credit Losses	(23,970)	106,562	21,313	22,013

Noninterest Income:
Fees from trust services	16,552	13,903	13,873	12,930
Fees from brokerage services	15,559	11,758	10,136	9,347
Fees from deposit services	38,689	34,833	33,768	33,973
Bankcard fees and merchant discounts	5,485	4,066	4,674	5,168
Other charges, commissions, and fees	2,990	2,596	2,241	2,228
Income from bank-owned life insurance	6,840	7,217	7,339	5,045
Income from mortgage banking activities	171,692	266,094	76,951	58,109
Mortgage loan servicing income	9,605	6,213	0	0
Net gain on the sale of bank premises	0	2,229	0	2,763
Net gains (losses) on investment securities	2,676	3,155	175	(2,618)
Other noninterest income	8,004	2,682	1,327	1,767

Total Noninterest Income	278,092	354,746	150,484	128,712

Noninterest Expense:
Employee compensation	279,970	274,661	173,962	164,468
Employee benefits	53,871	48,870	35,745	36,172
Net occupancy	42,034	41,303	34,850	36,462
Data processing	31,446	35,420	22,232	23,800
Amortization of intangibles	5,908	6,605	7,016	8,039
OREO expense	5,388	5,748	5,336	3,444
Equipment expense	25,979	20,861	14,210	13,846
FDIC insurance expense	8,346	10,132	8,070	11,464
Mortgage loan servicing expense and impairment	12,246	9,431	423	271
Prepayment penalties on FHLB borrowings	15	10,385	5,105	0
Other noninterest expense	116,740	114,801	75,705	70,213

Total Noninterest Expense	581,943	578,217	382,654	368,179

Income Before Income Taxes (FTE) (non-GAAP)	467,071	363,628	328,174	331,493
Tax equivalent adjustment	4,218	3,888	3,735	4,328

Income Before Income Taxes (GAAP)	462,853	359,740	324,439	327,165
Taxes	95,115	70,717	64,340	70,823

Net Income	$367,738	$289,023	$260,099	$256,342

MEMO: Effective Tax Rate	20.55%	19.66%	19.83%	21.65%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	December 2021 Q-T-D Average	December 2020 Q-T-D Average	December 31 2021	December 31 2020	December 31 2019
Cash & Cash Equivalents	$3,913,480	$2,048,915	$3,758,170	$2,209,068	$837,493
Securities Available for Sale	3,669,387	2,849,102	4,042,699	2,953,359	2,437,296
Less: Allowance for credit losses	0	0	0	0	0

Net available for sale securities	3,669,387	2,849,102	4,042,699	2,953,359	2,437,296
Securities Held to Maturity	1,020	1,235	1,020	1,235	1,446
Less: Allowance for credit losses	(27)	(21)	(19)	(23)	0

Net held to maturity securities	993	1,214	1,001	1,212	1,446
Equity Securities	12,161	10,399	12,404	10,718	8,894
Other Investment Securities	230,535	218,741	239,645	220,895	222,161

Total Securities	3,913,076	3,079,456	4,295,749	3,186,184	2,669,797

Total Cash and Securities	7,826,556	5,128,371	8,053,919	5,395,252	3,507,290

Loans held for sale	482,387	720,896	504,416	718,937	387,514
Commercial Loans & Leases	13,028,313	13,296,380	13,809,735	13,165,497	9,399,170
Mortgage Loans	2,908,187	3,269,073	3,008,410	3,197,274	3,107,721
Consumer Loans	1,240,676	1,253,421	1,233,162	1,259,812	1,206,657

Gross Loans	17,177,176	17,818,874	18,051,307	17,622,583	13,713,548
Unearned income	(27,666)	(38,502)	(27,659)	(31,170)	(1,419)

Loans & Leases, net of unearned income	17,149,510	17,780,372	18,023,648	17,591,413	13,712,129
Allowance for Loan & Leases Losses	(218,550)	(225,918)	(216,016)	(235,830)	(77,057)

Net Loans	16,930,960	17,554,454	17,807,632	17,355,583	13,635,072
Mortgage Servicing Rights	22,851	20,766	23,144	20,955	0
Goodwill	1,833,187	1,794,997	1,886,494	1,796,848	1,478,014
Other Intangibles	22,954	27,580	24,413	26,923	29,931
Operating Lease Right-of-Use Asset	75,254	72,090	81,942	69,520	57,783
Other Real Estate Owned	15,451	26,316	14,823	22,595	15,515
Other Assets	857,680	771,233	932,119	777,634	551,205

Total Assets	$28,067,280	$26,116,703	$29,328,902	$26,184,247	$19,662,324

MEMO: Interest-earning Assets	$24,935,489	$23,122,784	$26,083,089	$23,172,403	$17,344,638

Interest-bearing Deposits	$13,653,822	$13,018,640	$14,369,716	$13,179,900	$9,231,059
Noninterest-bearing Deposits	8,678,093	7,495,594	8,980,547	7,405,260	4,621,362

Total Deposits	22,331,915	20,514,234	23,350,263	20,585,160	13,852,421
Short-term Borrowings	127,731	144,177	128,844	142,300	374,654
Long-term Borrowings	816,518	901,655	817,394	864,369	1,838,029

Total Borrowings	944,249	1,045,832	946,238	1,006,669	2,212,683
Operating Lease Liability	80,118	75,805	86,703	73,213	61,342
Other Liabilities	159,364	161,580	227,070	221,585	172,045

Total Liabilities	23,515,646	21,797,451	24,610,274	21,886,627	16,298,491

Preferred Equity	0	0	0	0	0
Common Equity	4,551,634	4,319,252	4,718,628	4,297,620	3,363,833

Total Shareholders’ Equity	4,551,634	4,319,252	4,718,628	4,297,620	3,363,833

Total Liabilities & Equity	$28,067,280	$26,116,703	$29,328,902	$26,184,247	$19,662,324

MEMO: Interest-bearing Liabilities	$14,598,071	$14,064,472	$15,315,954	$14,186,569	$11,443,742

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
Quarterly Share Data:	December 2021	December 2020	September 2021	June 2021	March 2021
Earnings Per Share:
Basic	$0.56	$0.71	$0.71	$0.73	$0.83
Diluted	$0.56	$0.71	$0.71	$0.73	$0.83
Common Dividend Declared Per Share	$0.36	$0.35	$0.35	$0.35	$0.35
High Common Stock Price	$39.41	$32.86	$37.12	$42.50	$41.61
Low Common Stock Price	$33.34	$21.19	$31.74	$36.19	$31.57
Average Shares Outstanding (Net of Treasury Stock):
Basic	130,939,640	129,371,600	128,762,815	128,750,851	128,635,740
Diluted	131,295,816	129,479,390	128,960,220	129,033,988	128,890,861
Common Dividends	$46,564	$45,442	$45,271	$45,268	$45,254
Dividend Payout Ratio	63.05%	49.20%	49.13%	47.73%	42.33%

		Year Ended
Year-to-Date Share Data:		December 2021	December 2020	December 2019	December 2018
Earnings Per Share:
Basic		$2.84	$2.40	$2.55	$2.46
Diluted		$2.83	$2.40	$2.55	$2.45
Common Dividend Declared Per Share		$1.41	$1.40	$1.37	$1.36
Average Shares Outstanding (Net of Treasury Stock):
Basic		129,276,452	120,017,247	101,585,599	104,015,976
Diluted		129,512,853	120,090,232	101,852,577	104,298,825
Common Dividends		$182,357	$171,876	$139,508	$141,610
Dividend Payout Ratio		49.59%	59.47%	53.64%	55.24%

EOP Share Data:	December 31 2021	December 31 2020	September 30 2021	June 30 2021	March 31 2021
Book Value Per Share	$34.60	$33.27	$34.29	$34.01	$33.54
Tangible Book Value Per Share (non-GAAP) (1)	$20.59	$19.15	$20.11	$19.81	$19.38
52-week High Common Stock Price	$42.50	$39.07	$42.50	$42.50	$41.61
Date	05/18/21	01/02/20	05/18/21	05/18/21	03/18/21
52-week Low Common Stock Price	$31.57	$19.67	$21.19	$20.57	$20.57
Date	1/29/21	03/23/20	10/01/20	09/25/20	09/25/20

EOP Shares Outstanding (Net of Treasury Stock):	136,392,758	129,188,507	129,203,774	129,203,593	129,175,800

Memorandum Items:
EOP Employees (full-time equivalent)	3,143	3,051	2,986	3,012	3,033

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$4,718,628	$4,297,620	$4,430,766	$4,393,713	$4,332,698
Less: Total Intangibles	(1,910,907)	(1,823,771)	(1,832,564)	(1,834,030)	(1,829,495)

Tangible Equity (non-GAAP)	$2,807,721	$2,473,849	$2,598,202	$2,559,683	$2,503,203
÷ EOP Shares Outstanding (Net of Treasury Stock)	136,392,758	129,188,507	129,203,774	129,203,593	129,175,800
Tangible Book Value Per Share (non-GAAP)	$20.59	$19.15	$20.11	$19.81	$19.38

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December 2021	December 2020	September 2021	June 2021	March 2021
Selected Yields and Net Interest Margin:
Net Loans and Loans held for sale	4.04%	4.18%	4.15%	4.18%	4.26%
Investment Securities	1.72%	2.08%	1.71%	1.87%	1.93%
Money Market Investments/FFS	0.28%	0.42%	0.26%	0.24%	0.34%
Average Earning Assets Yield	3.13%	3.62%	3.18%	3.37%	3.56%
Interest-bearing Deposits	0.26%	0.43%	0.29%	0.33%	0.37%
Short-term Borrowings	0.52%	0.55%	0.54%	0.54%	0.51%
Long-term Borrowings	1.23%	1.15%	1.23%	1.22%	1.23%
Average Liability Costs	0.31%	0.48%	0.35%	0.39%	0.42%
Net Interest Spread	2.82%	3.14%	2.83%	2.98%	3.14%
Net Interest Margin	2.94%	3.33%	2.98%	3.14%	3.30%

Selected Financial Ratios:
Return on Average Assets	1.04%	1.41%	1.33%	1.41%	1.64%
Return on Average Shareholders’ Equity	6.44%	8.51%	8.23%	8.69%	9.97%
Return on Average Tangible Equity (non-GAAP) (1)	10.87%	14.72%	14.03%	14.95%	17.20%
Efficiency Ratio	63.85%	54.57%	56.86%	55.72%	52.53%

Note:
(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$73,852	$92,370	$92,152	$94,836	$106,898
(b) Number of Days	92	92	92	91	90
Average Total Shareholders’ Equity (GAAP)	$4,551,634	$4,319,252	$4,440,107	$4,378,898	$4,346,750
Less: Average Total Intangibles	(1,856,141)	(1,822,577)	(1,833,449)	(1,834,920)	(1,825,639)

(c) Average Tangible Equity (non-GAAP)	$2,695,493	$2,496,675	$2,606,658	$2,543,978	$2,521,111
Return on Average Tangible Equity (non-GAAP) [(a) / (b)] x 365 or 366 / (c)	10.87%	14.72%	14.03%	14.95%	17.20%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Year Ended
December 2021	December 2020	December 2019	December 2018
Selected Yields and Net Interest Margin:
Net Loans and Loans held for sale	4.16%	4.27%	4.85%	4.77%
Investment Securities	1.80%	2.33%	2.86%	2.73%
Money Market Investments/FFS	0.28%	0.65%	2.91%	2.29%
Average Earning Assets Yield	3.30%	3.75%	4.47%	4.36%
Interest-bearing Deposits	0.31%	0.67%	1.41%	0.97%
Short-term Borrowings	0.52%	0.70%	1.67%	1.00%
Long-term Borrowings	1.23%	1.76%	2.56%	2.34%
Average Liability Costs	0.37%	0.80%	1.60%	1.15%
Net Interest Spread	2.93%	2.95%	2.87%	3.21%
Net Interest Margin	3.09%	3.24%	3.39%	3.58%

Selected Financial Ratios:
Return on Average Assets	1.35%	1.20%	1.34%	1.36%
Return on Average Shareholders’ Equity	8.30%	7.30%	7.80%	7.84%
Return on Average Tangible Equity (non-GAAP) (1)	14.18%	12.90%	14.26%	14.65%
Efficiency Ratio	57.01%	55.36%	52.53%	51.32%

Note:
(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$367,738	$289,023	$260,099	$256,342
Average Total Shareholders’ Equity (GAAP)	4,430,688	3,956,969	3,336,075	3,268,944
Less: Average Total Intangibles	(1,837,609)	(1,716,738)	(1,511,501)	(1,519,174)

(b) Average Tangible Equity (non-GAAP)	$2,593,079	$2,240,231	$1,824,574	$1,749,770
Return on Average Tangible Equity (non-GAAP) [(a) / (b)]	14.18%	12.90%	14.26%	14.65%

Selected Financial Ratios:	December 31 2021	December 31 2020	December 31 2019	December 31 2018
Loans & Leases, net of unearned income / Deposit Ratio	77.19%	85.46%	98.99%	95.91%
Allowance for Loan & Lease Losses/ Loans & Leases, net of unearned income	1.20%	1.34%	0.56%	0.57%
Allowance for Credit Losses (2)/ Loans & Leases, net of unearned income	1.37%	1.45%	0.57%	0.58%
Nonaccrual Loans / Loans & Leases, net of unearned income	0.20%	0.36%	0.46%	0.51%
90-Day Past Due Loans/ Loans & Leases, net of unearned income	0.10%	0.08%	0.07%	0.11%
Non-performing Loans/ Loans & Leases, net of unearned income	0.50%	0.75%	0.96%	1.06%
Non-performing Assets/ Total Assets	0.36%	0.59%	0.75%	0.83%
Primary Capital Ratio	16.79%	17.22%	17.44%	17.23%
Shareholders’ Equity Ratio	16.09%	16.41%	17.11%	16.89%
Price / Book Ratio	1.05	x	0.97	x	1.17	x	0.98	x
Price / Earnings Ratio	12.82	x	13.50	x	15.14	x	12.71	x

Note:

(2)	Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
Mortgage Banking Segment Data:	December 2021	December 2020	September 2021	June 2021	March 2021
Applications	$1,534,311	$2,284,532	$1,893,870	$2,029,846	$2,630,426
Loans originated	1,287,629	1,979,284	1,385,871	1,658,128	1,910,619
Loans sold	$1,273,014	$2,065,400	$1,470,928	$1,877,772	$1,817,884
Purchase money % of loans closed	69%	49%	69%	69%	43%
Realized gain on sales and fees as a % of loans sold	3.02%	4.10%	3.00%	2.90%	4.16%
Net interest income	$2,609	$2,918	$2,367	$2,871	$2,650
Other income	30,921	73,082	45,023	39,765	67,507
Other expense	29,147	41,193	31,787	36,391	41,183
Income taxes	876	5,656	3,179	1,280	5,940
Net income	$3,507	$29,151	$12,424	$4,965	$23,034

		Year Ended
Mortgage Banking Segment Data:		December 2021	December 2020	December 2019	December 2018
Applications		$8,088,453	$9,988,227	$4,330,000	$3,912,000
Loans originated		6,242,246	6,648,247	2,941,722	2,619,454
Loans sold		$6,439,598	$6,393,394	$2,804,451	$2,608,242
Purchase money % of loans closed		61%	47%	72%	83%
Realized gain on sales and fees as a % of loans sold		3.31%	3.63%	2.86%	2.72%
Net interest income		$10,497	$8,853	$916	$1,315
Other income		183,216	276,185	83,884	68,555
Other expense		138,508	140,628	72,288	72,632
Income taxes		11,275	27,698	2,355	(505)
Net income (loss)		$43,930	$116,712	$10,157	$(2,257)

Period End Mortgage Banking Segment Data:	December 31 2021	December 31 2020	September 30 2021	June 30 2021	March 31 2021
Locked pipeline	$448,889	$989,640	$648,706	$660,258	$979,842
Balance of loans serviced	$3,698,998	$3,587,953	$3,723,206	$3,674,023	$3,585,890
Number of loans serviced	25,198	25,614	25,583	25,526	25,443

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Asset Quality Data:	December 31 2021	December 31 2020	September 30 2021	June 30 2021	March 31 2021
EOP Non-Accrual Loans	$36,028	$62,718	$37,689	$41,182	$48,985
EOP 90-Day Past Due Loans	18,879	13,832	14,827	14,135	15,719
EOP Restructured Loans (1)	35,856	55,657	37,752	47,271	51,529

Total EOP Non-performing Loans	$90,763	$132,207	$90,268	$102,588	$116,233
EOP Other Real Estate Owned	14,823	22,595	16,696	18,474	18,690

Total EOP Non-performing Assets	$105,586	$154,802	$106,964	$121,062	$134,923

	Three Months Ended
Allowance for Loan Losses:	December 2021	December 2020	September 2021	June 2021	March 2021
Beginning Balance	$210,891	$225,812	$217,545	$231,582	$235,830
Cumulative Effect Adjustment for CECL	0	0	0	0	0

	210,891	225,812	217,545	231,582	235,830
Initial allowance for acquired PCD loans	12,629	0	0	0	0
Gross Charge-offs	(4,205)	(10,120)	(2,004)	(6,131)	(6,957)
Recoveries	4,080	3,203	3,173	910	2,415

Net (Charge-offs) Recoveries	(125)	(6,917)	1,169	(5,221)	(4,542)
Provision for Loan & Lease Losses	(7,379)	16,935	(7,823)	(8,816)	294

Ending Balance	216,016	235,830	210,891	217,545	231,582
Reserve for lending-related commitments	31,442	19,250	25,191	20,897	20,024

Allowance for Credit Losses (2)	$247,458	$255,080	$236,082	$238,442	$251,606

		Year Ended
Allowance for Loan Losses:		December 2021	December 2020	December 2019	December 2018
Beginning Balance		$235,830	$77,057	$76,703	$76,627
Cumulative Effect Adjustment for CECL		0	57,442	0	0

		235,830	134,499	76,703	76,627
Initial allowance for acquired PCD loans		12,629	18,635	0	0
Gross Charge-offs		(19,297)	(32,983)	(29,110)	(28,606)
Recoveries		10,578	9,386	8,151	6,669

Net (Charge-offs)		(8,719)	(23,597)	(20,959)	(21,937)
Provision for Loan & Lease Losses		(23,724)	106,293	21,313	22,013

Ending Balance		216,016	235,830	77,057	76,703
Reserve for lending-related commitments		31,442	19,250	1,733	1,389

Allowance for Credit Losses (2)		$247,458	$255,080	$78,790	$78,092

Notes:

(1)

Restructured loans with an aggregate balance of $22,421, $41,185, $24,662, $32,471, and $38,023 at December 31, 2021, December 31, 2020, September 30, 2021, June 30, 2021 and March 31, 2021, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above. Restructured loans with an aggregate balance of $102 thousand and $46 thousand at December 31, 2021 and June 30, 2021, respectively, were 90 days past due, but not included in “EOP Non-Accrual Loans” above.

(2)	Includes allowances for loan losses and lending-related commitments.